Exhibit 99.1

NEWS RELEASE

RIVERVIEW FINANCIAL CORPORATION

REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

HARRISBURG, PA, July 18, 2018 / PRNEWSWIRE/ Riverview Financial Corporation (“Riverview”) (OTCQX: RIVE), today reported unaudited financial results at and for the three and six months ended June 30, 2018. Riverview, which completed a merger with CBT Financial Corp. (“CBT”) on October 1, 2017, reported net income of $2.8 million, or $0.31 per basic and diluted weighted average common share, for the second quarter of 2018, compared to net income of $179 thousand, or $0.04 per basic and diluted weighted average common share, for the comparable period of 2017.

For the six months ended June 30, 2018, Riverview reported net income of $5.6 million, or $0.62 per basic and diluted weighted average common share, compared to a net loss of $388 thousand, or $(0.08) per basic and diluted weighted average common share, for the same period last year. The results for the first six months ended June 30, 2018 include pre-tax merger related costs of $461 thousand. The earnings increase was primarily a result of the inclusion of the results of operations for both Riverview and CBT for the six months ended June 30, 2018, compared to Riverview on a standalone basis for the same period last year. The year over year improvement was also a function of the recognition of higher loan interest income from achieving significant organic loan growth in 2017, excluding acquired loans from the merger, and the recognition of net accretion income on acquired assets and assumed liabilities.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible book value per share and return on average tangible stockholders’ equity. Riverview believes these non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

HIGHLIGHTS

•	Successful completion of the conversion of the core processing system and rebranding of all products and services in the second quarter of 2018 as a result of combining systems and processes from the merger.

•	Successful deployment of new online and mobile banking platforms bankwide, resulting in a 100% increased enrollment in mobile banking customers during the second quarter of 2018.

•	Annualized return on average assets and return on average stockholders’ equity were 0.97% and 10.17%, respectively, for the second quarter of 2018.

•	Tangible book value per share improved $0.49 or 5.8% to $8.99 at the end of the second quarter of 2018 compared to $8.50 at year end 2017.

•	Tax-equivalent net interest margin improved to 3.94% in the second quarter of 2018 compared to 3.58% for the same period last year.

•	Noninterest income improved to $2.5 million in the second quarter of 2018 compared to $2.0 million in the first quarter of 2018 and $0.8 million for the second quarter last year.

•	Income from trust and wealth management services totaled $454 thousand for the second quarter of 2018 compared to $225 thousand for the same period last year, an increase of 101.8%.

•	Noninterest-bearing deposits increased $13.2 million in the second quarter of 2018, or 33.8% annualized.

•	Continued asset quality improvement as nonperforming assets as a percentage of loans, net and other real estate owned declined to 0.89% at June 30, 2018 compared to 1.41% at June 30, 2017.

“We are pleased to report continued momentum in exceeding our earning expectations for the first six months of 2018 comparing actual results versus our proforma projections of the merger with CBT. With the successful conversion of the core processing system and rebranding of all products and services, we look forward to achieving operating effeciencies to increase long term shareholder value along with providing benefits for our customers by being able to offer new and enhanced products and services,” said Kirk D. Fox, Chief Executive Officer. “We reinstated our dividend in the second quarter of 2018 after suspending it in the first quarter as a result of incurring significant one-time expenses in the fourth quarter of 2017. These expenses included those related to the re-measurement of net deferred tax assets from the enactment of new tax legislation along with acquisition costs from the merger with CBT. It is our goal to continue to pay a reasonable dividend without disrupting the delicate balance we must maintain between the payment of a dividend to shareholders and remaining a well-capitalized institution, which is critical in our dedicated efforts to continue building long term value for shareholders. The payment of a second quarter cash dividend represents an annualized yield of 3.2% based on the closing price of our stock on the dividend declaration date,” concluded Fox.

Brett D. Fulk, President, added, “While we are certainly pleased to report record earnings for the year to date period ending June 30, 2018, perhaps even more gratifying from a long term perspective are the results of a successful data conversion during the second quarter. From all indications, our customer base experienced limited disruption and the seamless transition was favorably received. Our fantastic team of highly dedicated employees has proven, once again, that a merger of equals is not only possible, but highly effective for the future benefit of your Company. Evidence of this stated success is net growth in the number of total deposit accounts during the second quarter, which was achieved following the aforementioned data conversion.” Fulk continued, “as stated previously, we will continue to focus internally for as long as necessary to ensure the ongoing success of our merger with CBT, now operating as a division of Riverview Bank. Additionally, we will continue to dedicate significant attention to balance sheet management, interest margin preservation, maintaining our current level of credit quality, as well as an ongoing review and analysis of our efficiency ratio. While the continued flattening of the interest rate yield curve presents challenges, it is important to note that our loan generation opportunities remain robust, however we continue to stress credit quality and pricing over quantity. Riverview will not yield to the temptation created during this economic cycle to grow by compromising appropriate pricing or credit standards.” In a final comment Fulk stated “while we have experienced increased interest in our stock since our 2017 capital raise and the merger with CBT, as evidenced by a marked increase in average daily trade volume, management continues to explore opportunities to create additional exposure for our stock and increased average trading volume.”

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the three and six months ended June 30 were $10.4 million and $21.9 million in 2018 compared to $5.0 million and $9.5 million in 2017. The increase in tax-equivalent net interest income was primarily attributable to the growth in average earning assets from the merger and organic loan growth along with an improvement in the tax equivalent net interest margin. For the three months ended June 30, the tax-equivalent net interest margin increased to 3.94% in 2018 from 3.58% in 2017. The loan portfolio yield on a tax-equivalent basis improved to 4.95% in the second quarter of 2018 compared to 4.35% for the same period last year. The cost of funds increased 20 basis points comparing the second quarter of 2018 and 2017. Average earning asset growth outpaced that of average interest-bearing liabilities by $96.5 million comparing the three months ended June 30, 2018 and 2017. The tax-equivalent net interest margin for the six months ended June 30 was 4.16% in 2018 compared to 3.58% in 2017. The tax-equivalent net interest margin excluding purchase accounting adjustments would have been 3.62% in the first six months of 2018. The tax-equivalent yield on earnings assets was 4.86% and the cost of funds was 0.84% in the first six months of 2018. The tax-equivalent yield on the loan portfolio increased to 5.16% in 2018 compared to 4.32% in 2017. The tax-equivalent yield on the loan portfolio would have been 4.60% in the first half of 2018 excluding loan accretion of $2.6 million included in loan interest income related to acquired loans. Investments yielded 2.78% on a tax-equivalent basis in the first half of 2018 compared to 3.46% for the same period last year. The cost of deposits increased 18 basis points to 0.76% in 2018 from 0.58% in 2017. The growth in average earning assets outpaced that of average interest-bearing liabilities by $89.8 million comparing the first half of 2018 and 2017. Loans, net averaged $939.6 million in 2018 and $447.7 million in 2017. Average investments totaled $92.3 million in 2018 and $74.2 million in 2017. Average interest-bearing liabilities increased to $881.7 million in 2018 from $446.5 million in 2017.

For the quarter ended June 30, there was no provision for loan losses in 2018 compared to $519 thousand for the same period in 2017. The provision for loan losses totaled $390 thousand for the six months ended June 30, 2018, compared to $1,124 thousand in 2017. The decrease in the provision for loan losses in 2018 was primarily influenced by a decrease in the net volume of loans originated in the first six months of 2018 versus 2017, coupled with continuing solid results and positive trends in asset quality.

For the quarter ended June 30, noninterest income totaled $2,533 thousand in 2018, an increase of $1,731 thousand from $802 thousand in 2017. The increase in noninterest income for the quarter was due primarily to increases in services charges, fees and commissions of $1,359 thousand, trust income of $204 thousand, and bank owned life insurance investment income of $125 thousand. For the six months ended June 30, noninterest income increased to $4,486 thousand in 2018 compared to $1,581 thousand in 2017. Wealth management income decreased $79 thousand comparing the first half of 2018 and 2017 due to the dissolution of a business acquired in 2016. Service charges and fees, and commissions and trust income improved $2,250 thousand and $384 thousand, respectively, comparing the first half of 2018 and 2017. Mortgage banking income in the first two quarters of 2018 improved to $359 thousand as compared to $229 thousand in 2017. Income from bank owned life insurance increased to $390 thousand in the first six months of 2018 compared to $147 thousand for the comparable period in 2017.

Noninterest expense increased $4,367 thousand, or 86.6%, to $9,408 thousand for the three months ended June 30, 2018, from $5,041 thousand for the same period last year. The increase in noninterest expense for the quarter was due primarily to increases in salaries and employee benefits expense of $2,464 thousand and other expenses of $1,512 thousand. The increases were primarily attributable to the merger with CBT due to increased operating costs of the larger company. For the six months ended June 30, noninterest expense increased to $18,944 thousand in 2018 compared to $10,204 thousand in 2017. The majority of this increase relates to salaries and employee benefit expense, which was a result of the merger with CBT and related costs. Additions to facilities as a result of the CBT merger along with offices to support the lending teams were primarily responsible for the $854 thousand, or 66.7%, increase in occupancy and equipment costs. The majority of the $2,903 thousand increase in other expenses comparing the first six months of 2018 and 2017 was a result of the business combination with CBT.

BALANCE SHEET REVIEW

Total assets, loans, net and deposits totaled $1.2 billion, $939.9 million, and $1.0 billion, respectively, at June 30, 2018. For the three months ended June 30, 2018, total assets and deposits declined $19.4 million and $20.9 million, respectively, while loans, net increased $5.7 million. Year to date, loans, net decreased $16.1 million comparing the end of the second quarter of 2018 to year end 2017. Decreases in commercial loans of $9.6 million and residential loans of $9.5 million offset partially by an increase of $8.7 million in commercial real estate loans were primarily responsible for the majority of the decline. Loan originations in the first half of 2018 represented a more moderate pace as compared to the same period of 2017. The reduction in loan growth was a result of management’s decision to focus on improving margins on loan originations and maintaining strong underwriting standards. Total investments were $87.9 million at June 30, 2018, compared to $93.2 million at December 31, 2017. Total deposits decreased $8.8 million in the first six months of 2018. Noninterest-bearing deposits increased $14.3 million, while interest-bearing deposits decreased $23.1 million.

Stockholders’ equity totaled $110.5 million or $12.15 per share at June 30, 2018, $108.4 million or $11.93 per share at March 31, 2018, and $106.3 million or $11.72 per common share at December 31, 2017. The increase in equity in the first six months of 2018 was a result primarily of net income of $5.6 million offset partially by an increase of $793 thousand in the accumulated other comprehensive loss. Tangible stockholders’ equity per common share increased to $8.99 per share at June 30, 2018, compared to $8.75 per share at March 31, 2018 and $8.50 per share at year-end 2017. Dividends declared for the second quarter of 2018 amounted to $0.10 per share representing a dividend payout ratio of 32.3%.

ASSET QUALITY REVIEW

Nonperforming assets were $8.4 million, or 0.89% of loans, net and foreclosed assets at June 30, 2018 compared to $8.4 million or 0.90% at March 31, 2018 and $8.2 million, or 0.85% at December 31, 2017. This asset quality ratio remains significantly improved from 1.41%, at June 30, 2017. Adjusting for accruing restructured loans, nonperforming assets were $3.7 million, or 0.39% of loans, net and foreclosed assets at June 30, 2018, $3.1 million or 0.33% at March 31, 2018 and $2.7 million, or 0.28%, at December 31, 2017. The allowance for loan losses equaled $6.4 million, or 0.68% of loans, net at June 30, 2018, compared to $6.5 million or 0.70% at March 31, 2018 and $6.3 million, or 0.66% at December 31, 2017. Adding purchase accounting adjustments for credit deterioration on acquired loans to the allowance for loan losses would result in a ratio of 1.85% as a percentage of loans, net at June 30, 2018. The coverage ratio, allowance for loan losses as a percentage of nonperforming assets, was 76.3% at June 30, 2018. Excluding accruing restructured loans, the coverage ratio would be 173.2% at June 30, 2018. Loans charged-off, net of recoveries, for the three and six months ended June 30, 2018, equaled $114 thousand and $295 thousand, compared to $14 thousand and $22 thousand for the same period last year.

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Citizens Neighborhood Bank, CBT Bank, Riverview Wealth Management and CBT Financial and Trust Management. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 30 community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth Management and Trust divisions, with assets under management exceeding $350 million, provide trust and investment advisory services to the general public. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the OTCQX Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/ .

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’ operations, pricing, products and services and other factors that may be described in Riverview’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results for the three and six months ended June 30, 2018 and 2017, contain items which Riverview considers non-core, namely net gains on sales of investment securities available-for-sale, acquisition related expenses and the adjustment to tax expense due to the enactment of the Tax Act. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Jun 30 2018	Mar 31 2018	Dec 31 2017	Sept 30 2017	Jun 30 2017
Key performance data:

Per common share data:
Net income (loss)	$0.31	$0.31	$(0.55)	$0.09	$0.04
Core net income (loss) (1)	$0.31	$0.35	$0.13	$0.09	$0.05
Cash dividends declared	$0.10	$0.00	$0.14	$0.14	$0.14
Book value	$12.15	$11.93	$11.72	$11.73	$11.79
Tangible book value (1)	$8.99	$8.75	$8.50	$10.47	$10.51
Market value:
High	$12.75	$13.85	$13.65	$13.50	$14.65
Low	$11.85	$12.31	$12.95	$12.15	$11.81
Closing	$12.65	$12.31	$13.15	$13.20	$13.48
Market capitalization	$115,052	$111,827	$119,262	$64,576	$65,739
Common shares outstanding	9,094,986	9,084,277	9,069,363	4,892,143	4,876,774

Selected ratios:

Return on average stockholders’ equity	10.17%	10.59%	(17.47)%	2.77%	1.25%

Core return on average stockholders’ equity (1)	10.13%	11.88%	4.09%	3.06%	1.33%

Return on average tangible stockholders’ equity (1)	13.78%	14.50%	(23.87)%	3.10%	0.95%

Core return on average tangible stockholders’ equity (1)	13.73%	16.27%	5.59%	3.43%	1.49%

Return on average assets	0.97%	0.98%	(1.67)%	0.24%	0.12%

Core return on average assets (1)	0.96%	1.10%	0.39%	0.26%	0.12%

Stockholders’ equity to total assets	9.59%	9.26%	9.13%	8.42%	9.15%

Efficiency ratio (2)	71.46%	69.28%	100.39%	80.85%	86.53%

Nonperforming assets to loans, net, and foreclosed assets	0.89%	0.90%	0.85%	1.26%	1.41%

Net charge-offs to average loans, net	0.05%	0.08%	0.04%	0.03%	0.01%

Allowance for loan losses to loans, net	0.68%	0.70%	0.66%	0.96%	0.96%

Earning assets yield (FTE) (3)	4.67%	5.05%	4.67%	4.22%	4.16%

Cost of funds	0.89%	0.80%	0.74%	0.76%	0.69%

Net interest spread (FTE) (3)	3.78%	4.25%	3.93%	3.46%	3.47%

Net interest margin (FTE) (3)	3.94%	4.38%	4.05%	3.57%	3.58%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate.

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Six Months Ended	Jun 30 2018	Jun 30 2017
Interest income:
Interest and fees on loans:
Taxable	$23,467	$9,274
Tax-exempt	469	215
Interest and dividends on investment securities:
Taxable	1,065	1,130
Tax-exempt	163	93
Dividends		3
Interest on interest-bearing deposits in other banks	180	47
Interest on federal funds sold	20	10
Total interest income	25,364	10,772

Interest expense:
Interest on deposits	3,277	1,200
Interest on short-term borrowings	30	85
Interest on long-term debt	368	153
Total interest expense	3,675	1,438
Net interest income	21,689	9,334
Provision for loan losses	390	1,124
Net interest income after provision for loan losses	21,299	8,210

Noninterest income:
Service charges, fees and commissions	2,879	629
Commissions and fees on fiduciary activities	445	61
Wealth management income	373	452
Mortgage banking income	359	229
Life insurance investment income	390	147
Net gain (loss) on sale of investment securities available-for-sale	40	63
Total noninterest income	4,486	1,581

Noninterest expense:
Salaries and employee benefits expense	10,543	5,593
Net occupancy and equipment expense	2,134	1,280
Amortization of intangible assets	441	235
Net cost of operation of other real estate owned	1	174
Other expenses	5,825	2,922
Total noninterest expense	18,944	10,204
Income (loss) before income taxes	6,841	(413)
Provision for income tax expense (benefit)	1,243	(25)
Net income (loss)	$5,598	$(388)
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$(963)	$1,758
Reclassification adjustment for (gain) loss included in net income	(40)	(63)
Change in pension liability
Income tax expense (benefit) related to other comprehensive income (loss)	(210)	576
Other comprehensive income (loss), net of income taxes	(793)	1,119
Comprehensive income (loss)	$4,805	$731

Per common share data:
Net income (loss):
Basic	$0.62	$(0.08)
Diluted	$0.62	$(0.08)
Average common shares outstanding:
Basic	9,084,054	3,555,629
Diluted	9,136,004	3,555,629
Cash dividends declared	$0.10	$0.28

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Three months ended	Jun 30 2018	Mar 31 2018	Dec 31 2017	Sept 30 2017	Jun 30 2017
Interest income:
Interest and fees on loans:
Taxable	$11,226	$12,241	$11,483	$5,717	$4,989
Tax-exempt	235	234	239	146	107
Interest and dividends on investment securities available-for-sale:
Taxable	542	523	548	477	566
Tax-exempt	81	82	88	47	46
Dividends
Interest on interest-bearing deposits in other banks	101	79	43	31	24
Interest on federal funds sold	10	10		2	4
Total interest income	12,195	13,169	12,401	6,420	5,736

Interest expense:
Interest on deposits	1,723	1,554	1,468	821	668
Interest on short-term borrowings		30	33	112	63
Interest on long-term debt	192	176	173	75	78
Total interest expense	1,915	1,760	1,674	1,008	809
Net interest income	10,280	11,409	10,727	5,412	4,927
Provision for loan losses		390	1,000	610	519
Net interest income after provision for loan losses	10,280	11,019	9,727	4,802	4,408

Noninterest income:
Service charges, fees and commissions	1,651	1,228	1,138	270	292
Commissions and fees on fiduciary activities	235	210	252	31	31
Wealth management income	219	154	201	179	194
Mortgage banking income	189	170	226	205	147
Life insurance investment income	199	191	195	107	74
Net gain (loss) on sale of investment securities available-for-sale	40		(17)	43	64
Total noninterest income	2,533	1,953	1,995	835	802

Noninterest expense:
Salaries and employee benefits expense	5,221	5,322	6,675	2,928	2,757
Net occupancy and equipment expense	1,012	1,122	1,376	615	634
Amortization of intangible assets	220	221	232	71	71
Net cost of operation of other real estate owned	2	(1)	11	(13)	138
Other expenses	2,953	2,872	4,895	1,566	1,441
Total noninterest expense	9,408	9,536	13,189	5,167	5,041
Income (loss) before income taxes	3,405	3,436	(1,467)	470	169
Income tax expense (benefit)	618	625	3,457	69	(10)
Net income (loss)	$2,787	$2,811	$(4,924)	$401	$179

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$112	$(1,075)	$(237)	$(50)	$1,246
Reclassification adjustment for (gain) loss included in net income	(40)		17	(43)	(64)
Change in pension liability			(54)
Income tax expense (benefit) related to other comprehensive income (loss)	15	(225)	(93)	(32)	402
Other comprehensive income (loss), net of income taxes	57	(850)	(181)	(61)	780
Comprehensive income (loss)	$2,844	$1,961	$(5,105)	$340	$959

Per common share data:
Net income (loss):
Basic	$0.31	$0.31	$(0.55)	$0.09	$0.04
Diluted	$0.31	$0.31	$(0.55)	$0.09	$0.04
Average common shares outstanding:
Basic	9,089,011	9,079,043	8,994,617	4,880,676	3,655,446
Diluted	9,134,248	9,137,706	8,994,617	4,945,456	3,726,939
Cash dividends declared	$0.10	$0.00	$0.14	$0.14	$0.14

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Jun 30 2018	Mar 31 2018	Dec 31 2017	Sept 30 2017	Jun 30 2017
Net interest income:
Interest income
Loans, net:
Taxable	$11,226	$12,241	$11,483	$5,717	$4,989
Tax-exempt	298	296	362	221	162
Total loans, net	11,524	12,537	11,845	5,938	5,151
Investments:
Taxable	542	523	548	477	566
Tax-exempt	102	104	133	71	70
Total investments	644	627	681	548	636
Interest on interest-bearing balances in other banks	101	79	43	31	24
Federal funds sold	10	10		2	4
Total interest income	12,279	13,253	12,569	6,519	5,815
Interest expense:
Deposits	1,723	1,554	1,468	821	668
Short-term borrowings		30	33	112	63
Long-term debt	192	176	173	75	78
Total interest expense	1,915	1,760	1,674	1,008	809
Net interest income	$10,364	$11,493	$10,895	$5,511	$5,006

Yields on earning assets:
Loans, net:
Taxable	5.02%	5.46%	4.99%	4.40%	4.36%
Tax-exempt	3.29%	3.23%	3.91%	3.94%	3.99%
Total loans, net	4.95%	5.38%	4.94%	4.38%	4.35%
Investments:
Taxable	2.82%	2.76%	2.65%	3.17%	3.35%
Tax-exempt	2.77%	2.66%	3.04%	4.90%	4.89%
Total investments	2.81%	2.74%	2.71%	3.33%	3.47%
Interest-bearing balances with banks	1.50%	1.36%	0.97%	1.35%	0.95%
Federal funds sold	1.56%	1.55%		1.71%	0.94%
Total earning assets	4.67%	5.05%	4.67%	4.22%	4.16%
Costs of interest-bearing liabilities:
Deposits	0.81%	0.72%	0.67%	0.67%	0.62%
Short-term borrowings		1.67%	1.39%	1.32%	1.11%
Long-term debt	5.87%	5.41%	5.17%	4.16%	2.81%
Total interest-bearing liabilities	0.89%	0.80%	0.74%	0.76%	0.69%
Net interest spread	3.78%	4.25%	3.93%	3.46%	3.47%
Net interest margin	3.94%	4.38%	4.05%	3.57%	3.58%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

	Jun 30	Mar 31	Dec 31	Sept 30	Jun 30
At period end	2018	2018	2017	2017	2017
Assets:
Cash and due from banks	$13,139	$14,396	$9,413	$8,425	$9,613
Interest-bearing balances in other banks	23,481	40,724	16,373	10,741	6,064
Federal funds sold		4,729
Investment securities available-for-sale	87,908	88,773	93,201	56,874	67,852
Loans held for sale	873	610	254	519	1,037
Loans, net	939,887	934,190	955,971	560,187	504,749
Less: allowance for loan losses	6,401	6,515	6,306	5,404	4,834
Net loans	933,486	927,675	949,665	554,783	499,915
Premises and equipment, net	18,542	18,714	18,631	12,163	12,132
Accrued interest receivable	2,786	2,865	3,237	1,995	1,651
Goodwill	24,754	24,754	24,754	5,079	5,079
Other intangible assets, net	3,935	4,155	4,376	1,099	1,170
Other assets	42,900	43,771	43,703	29,701	23,728
Total assets	$1,151,804	$1,171,166	$1,163,607	$681,379	$628,241

Liabilities:
Deposits:
Noninterest-bearing	$170,232	$157,011	$155,895	$76,214	$76,096
Interest-bearing	847,490	881,594	870,585	498,736	447,799
Total deposits	1,017,722	1,038,605	1,026,480	574,950	523,895
Short-term borrowings			6,000	37,250	30,000
Long-term debt	13,091	13,160	13,233	6,503	11,589
Accrued interest payable	449	466	468	213	194
Other liabilities	10,075	10,535	11,170	5,084	5,048
Total liabilities	1,041,337	1,062,766	1,057,351	624,000	570,726

Stockholders’ equity:
Preferred stock
Common stock	100,790	100,660	100,476	45,427	45,240
Capital surplus	424	422	423	243	235
Retained earnings	11,625	9,747	6,936	12,848	13,118
Accumulated other comprehensive income (loss)	(2,372)	(2,429)	(1,579)	(1,139)	(1,078)
Total stockholders’ equity	110,467	108,400	106,256	57,379	57,515
Total liabilities and stockholders’ equity	$1,151,804	$1,171,166	$1,163,607	$681,379	$628,241

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

Average quarterly balances	Jun 30 2018	Mar 31 2018	Dec 31 2017	Sept 30 2017	Jun 30 2017
Assets:
Loans, net:
Taxable	$897,085	$908,574	$913,623	$515,494	$458,702
Tax-exempt	36,274	37,153	36,750	22,246	16,285
Total loans, net	933,459	945,727	950,373	537,740	474,987
Investments:
Taxable	77,061	76,952	82,180	59,612	67,753
Tax-exempt	14,784	15,836	17,345	5,746	5,747
Total investments	91,845	92,788	99,525	65,358	73,500
Interest-bearing balances with banks	27,067	23,607	17,615	9,143	10,137
Federal funds sold	2,568	2,617	48	465	1,709
Total earning assets	1,054,939	1,064,739	1,067,561	612,706	560,333
Other assets	99,492	98,503	101,120	52,770	49,382
Total assets	$1,154,431	$1,163,242	$1,168,681	$665,476	$609,715

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$853,986	$875,985	$873,596	$483,648	$435,033
Noninterest-bearing	166,828	149,123	150,515	77,819	77,440
Total deposits	1,020,814	1,025,108	1,024,111	561,467	512,473
Short-term borrowings		7,297	9,403	33,707	22,838
Long-term debt	13,124	13,205	13,271	7,151	11,146
Other liabilities	10,573	9,996	10,053	5,700	5,909
Total liabilities	1,044,511	1,055,606	1,056,838	608,025	552,366
Stockholders’ equity	109,920	107,636	111,843	57,451	57,349
Total liabilities and stockholders’ equity	$1,154,431	$1,163,242	$1,168,681	$665,476	$609,715

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Jun 30 2018	Mar 31 2018	Dec 31 2017	Sept 30 2017	Jun 30 2017
At quarter end:
Nonperforming assets:
Nonaccrual loans	$2,070	$2,629	$1,745	$1,765	$1,702
Accruing restructured loans	4,693	5,310	5,478	5,168	5,199
Accruing loans past due 90 days or more	1,536	393	693		35
Foreclosed assets	90	92	236	144	205
Total nonperforming assets	$8,389	$8,424	$8,152	$7,077	$7,141

Three months ended:
Allowance for loan losses:
Beginning balance	$6,515	$6,306	$5,404	$4,834	$4,329
Charge-offs	166	226	142	42	21
Recoveries	52	45	44	2	7
Provision for loan losses		390	1,000	610	519
Ending balance	$6,401	$6,515	$6,306	$5,404	$4,834

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Three months ended:	Jun 30 2018	Mar 31 2018	Dec 31 2017	Sept 30 2017	Jun 30 2017
Core net income (loss) per common share:
Net income (loss)	$2,787	$2,811	$(4,924)	$401	$179
Dividends on preferred stock					(186)
Net income (loss) available to common stockholders	2,787	2,811	(4,924)	401	(7)
Undistributed loss (income) allocated to preferred stockholders					128
Income (loss) allocated to common stockholders	2,787	2,811	(4,924)	401	121
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	32		(11)	28	42
Add: Acquisition related expenses, net of tax	22	342	2,177	70	111
Add: Tax Cuts and Jobs Act tax expense			3,888
Net income (loss) Core	$2,777	$3,153	$1,152	$443	$190

Average common shares outstanding	9,089,011	9,079,043	8,994,617	4,880,676	3,655,446
Core net income (loss) per common share	$0.31	$0.35	$0.13	$0.09	$0.05

Tangible book value:
Total stockholders’ equity	$110,467	$108,400	$106,256	$57,379	$57,515
Less: Goodwill	24,754	24,754	24,754	5,079	5,079
Less: Other intangible assets, net	3,935	4,155	4,376	1,099	1,170
Total tangible stockholders’ equity	$81,778	$79,491	$77,126	$51,201	$51,266

Common shares outstanding	9,094,986	9,084,277	9,069,363	4,892,143	4,876,774
Tangible book value per share	$8.99	$8.75	$8.50	$10.47	$10.51

Core return on average stockholders’ equity:
Net income (loss) GAAP	$2,787	$2,811	$(4,924)	$401	$121
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	32		(11)	28	42
Add: Acquisition related expenses, net of tax	22	342	2,177	70	111
Add: Tax Cuts and Jobs Act tax expense			3,888
Net income (loss) Core	$2,777	$3,153	$1,152	$443	$190

Average stockholders’ equity	$109,920	$107,636	$111,843	$57,451	$57,349
Core return on average stockholders’ equity	10.13%	11.88%	4.09%	3.06%	1.33%

Return on average tangible equity:
Net income (loss) GAAP	$2,787	$2,811	$(4,924)	$401	$121

Average stockholders’ equity	$109,920	$107,636	$111,843	$57,451	$57,349
Less: average intangibles	28,800	29,021	30,013	6,213	6,284
Average tangible stockholders’ equity	$81,120	$78,615	$81,830	$51,238	$51,065

Return on average tangible stockholders’ equity	13.78%	14.50%	(23.87)%	3.10%	0.95%

Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$2,787	$2,811	$(4,924)	$401	$121
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	32		(11)	28	42
Add: Acquisition related expenses, net of tax	22	342	2,177	70	111
Add: Tax Cuts and Jobs Act tax expense			3,888
Net income (loss) Core	$2,777	$3,153	$1,152	$443	$190

Average stockholders’ equity	$109,920	$107,636	$111,843	$57,451	$57,349
Less: average intangibles	28,800	29,021	30,013	6,213	6,284
Average tangible stockholders’ equity	$81,120	$78,615	$81,830	$51,238	$51,065

Core return on average tangible stockholders’ equity	13.73%	16.27%	5.59%	3.43%	1.49%

Core return on average assets:
Net income (loss) GAAP	$2,787	$2,811	$(4,924)	$401	$121
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	32		(11)	28	42
Add: Acquisition related expenses, net of tax	22	342	2,177	70	111
Add: Tax Cuts and Jobs Act tax expense			3,888
Net income (loss) Core	$2,777	$3,153	$1,152	$443	$190

Average assets	$1,154,431	$1,163,242	$1,168,681	$665,476	$609,715
Core return on average assets	0.96%	1.10%	0.39%	0.26%	0.12%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Jun 30 2018	Jun 30 2017
Six months ended:

Core net income per common share:
Net income (loss)	$5,598	$(388)
Dividends on preferred stock		(371)
Net income available to common stockholders	5,598	(759)
Undistributed loss allocated to preferred stockholders		475
Income allocated to common stockholders	5,598	(284)
Adjustments:
Less: Gains on sale of investment securities, net of tax	31	42
Add: Acquisition related expenses, net of tax	364	178
Add: Tax Cuts and Jobs Act of 2017 tax expense
Net income (loss) core	$5,931	$(148)

Average common shares outstanding	9,084,054	3,555,629

Core net income (loss) per common share	$0.66	$(0.05)